As filed with the Securities and Exchange Commission on August 20, 2010
Registration No. 333-168546

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 5
TO
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Rowan Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-0759420 (I.R.S. Employer Identification Number)

2800 Post Oak Boulevard, Suite 5450 Houston, Texas 77056 (713) 621-7800 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Melanie M. Trent
Corporate Secretary
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
(713) 621-7800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
William N. Finnegan IV
Latham & Watkins LLP
717 Texas Avenue, Suite 1600
Houston, TX 77002
(713) 546-5400
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum	Amount of
Title of each class of	to be	offering price	aggregate	registration
securities to be registered	registered (1)	per share (2)	offering price	fee (3)
Common Stock of Rowan Companies, Inc.	2,480,621	$25.94	$64,347,308.74	$4,587.96

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), we are also registering an indeterminable number of shares of Common Stock as may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average high and low sales prices of the Common Stock on the New York Stock Exchange on August 16, 2010.

(3)	A registration fee of $4,455.48 was previously paid.

PROSPECTUS
Rowan Companies, Inc.
COMMON STOCK
     The shares of our common stock offered by this prospectus were originally issued by us in connection with our acquisition of securities of Skeie Drilling & Production ASA (“Skeie”), a Norwegian public limited company. All of the shares of common stock offered by this prospectus may be sold from time to time by or on behalf of the selling stockholders named herein or in additional supplements to this prospectus. The shares of common stock covered by this prospectus may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. Please read “Where You Can Find More Information,” “Incorporation by Reference” and “Plan of Distribution.”
     Our common stock is listed for trading on the New York Stock Exchange under the symbol “RDC.” On August 19, 2010, the closing sale price of our common stock as reported on the New York Stock Exchange was $25.74 per share.
     Investing in our common stock involves risks. Please read “Risk Factors” beginning on page 4 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 20, 2010.

ABOUT THIS PROSPECTUS
     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offer of the securities covered by this prospectus is being made in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
     Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.
     Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Rowan,” “Rowan Companies,” “we,” “us,” and “our” mean Rowan Companies, Inc. and its wholly owned subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.
     We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Our SEC filings are available to the public through the SEC’s website at http://www.sec.gov and are also available free of charge through our web site at http://www.rowancompanies.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Other than the specific documents incorporated by reference, information on our web site is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus. You may also read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus information that we file with them. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:
•	our annual report on Form 10-K for the year ended December 31, 2009 as filed with the SEC on March 1, 2010;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2010, as filed with the SEC on May 7, 2010;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC on August 4, 2010;

•	our current reports on Form 8-K, as filed with the SEC on March 9, 2010, May 3, 2010, June 25, 2010, July 1, 2010, July 26, 2010, August 13, 2010 and August 19, 2010;

•	our proxy statement on Schedule 14A filed on April 2, 2010;

•	the description of our common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.
     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:
Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
(713) 621-7800
Attn: Investor Relations
FORWARD-LOOKING STATEMENTS
     This prospectus, any accompanying prospectus supplement and other documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21(E) of the Exchange Act regarding our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects” and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described in “Risk Factors” beginning on page 4. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.
     Important factors that may affect our expectations, estimates or projections include, but are not limited to, the following:
•	demand for drilling services in the United States and abroad;

•	demand for oil, natural gas and other commodities;

•	oil and natural gas prices;

•	the level of exploration and development expenditures by national oil companies, major international oil companies and large investment-grade exploration and production companies;

•	the willingness and ability of the Organization of Petroleum Exporting Countries, or OPEC, to limit production levels and influence prices;

•	the level of production in non-OPEC countries;

•	the general economy, including inflation;

•	the condition of the capital markets;

•	weather conditions in our principal operating areas, including possible disruption of exploration and development activities due to hurricanes and other severe weather conditions;

•	environmental and other laws and regulations;

•	policies of various governments regarding exploration and development of their oil and natural gas reserves;

•	domestic and international tax policies;

•	political and military conflicts and the effects of terrorism;

•	advances in exploration and development technology; and

•	consolidation of our customer base.
INDUSTRY AND MARKET DATA
     We have obtained some industry and market share data from third-party sources that we believe are reliable. In many cases, however, we have made statements in this prospectus (or in documents incorporated by reference in this prospectus) regarding our industry and our position in the industry based on estimates made based on our experience in the industry and our own investigation of market conditions. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that the industry and market data included or incorporated by reference in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of any such information.
ROWAN COMPANIES, INC.
     Rowan Companies, Inc. is a Delaware corporation that was first organized in 1947 and successor to a contract drilling business conducted since 1923. We are a major provider of international and domestic contract drilling services. We also own and operate a manufacturing division that produces equipment for the drilling, mining and timber industries.
     We provide contract drilling services utilizing a fleet of self-elevating mobile offshore drilling platforms (“jack-up rigs”) and deep-well land drilling rigs. Our primary focus is on high-specification, premium jack-up rigs, which our customers use for exploratory and development drilling and, in certain areas, well workover operations. We conduct offshore drilling operations in various markets throughout the world, and onshore drilling operations in the United States.

     Our manufacturing operations have two operating segments: Drilling Products and Systems and Mining, Forestry and Steel Products, each of which serve markets that require large-scale, steel-intensive, high-load bearing products and related parts and services.
     Our primary executive offices are located at 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056 and our telephone number is (713) 621-7800. Our Internet website is www.rowancompanies.com. The information contained on our web site or that can be accessed through our web site is not incorporated by reference into this prospectus, and you should not consider the information contained on our web site to be part of this prospectus.
RISK FACTORS
     The securities to be offered by this prospectus may involve a high degree of risk. When considering an investment in any of the securities, you should consider carefully all of the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and our quarterly report on Form 10-Q for the quarter ending June 30, 2010 or any other document filed by us with the SEC after the date of this prospectus (including, but not limited to, subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, or amendments to such reports). If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in the prospectus supplement speculative or risky.
The acquisition of Skeie will result in us incurring substantially more debt. This could further increase our leverage and attendant risks.
     In connection with the acquisition of Skeie, we plan to assume approximately $530 million of first and second lien debt secured by the three Skeie rigs under construction, which bears interest well above the average rate on our existing debt. We can provide no assurances that we can refinance this debt on more favorable terms. In addition, we may be able to incur substantial additional indebtedness in the future. The approximately $530 million of Skeie debt and any additional debt we incur will increase our leverage and may adversely affect our financial condition and our ability to access capital markets on favorable terms. An increase in our leverage may also result in us conducting an offering of our equity securities, which would dilute our existing shareholders.
Reduction of our credit ratings could have a material adverse effect on our business and our ability to attract capital investment.
     Rowan currently has an investment grade credit rating. Credit rating agencies monitor our financial position, the overall oil and gas industry and the level of demand for drilling services. Our increased leverage from our assumption of Skeie’s debt may result in a reduction of our current credit ratings, which may reduce our access to the debt markets and unfavorably impact our overall cost of borrowing. Downgrades of our current credit ratings or significant worsening of our financial condition could also result in increased demands by our suppliers for accelerated payment terms or other more onerous contract terms.
Our inability to enter into drilling contracts for our idle rigs or rigs under construction will materially adversely affect our results of operations. Three of our four rigs under construction do not yet have drilling contracts.
     The results of our operations could be materially adversely affected if we are unable to enter into contracts for our idle rigs or for our three rigs under construction (or six rigs including the three rigs under construction by Skeie).

If we are unable to acquire or renew permits and approvals required for our operations, we may be forced to suspend or cease our operations, and our revenues from offshore operations may be reduced.
     Crude oil and natural gas exploration and production operations in the United States and the Gulf of Mexico require numerous permits and approvals of Rowan and its customers from governmental agencies. If we or our customers are not able to obtain necessary permits and approvals, our operations will be adversely affected. Obtaining all necessary permits and approvals may necessitate substantial expenditures to comply with the requirements of these permits and approvals, future changes to these permits or approvals, or any adverse change in the interpretation of existing permits and approvals. In addition, such regulatory requirements and restrictions could also delay or curtail our operations and could have a significant impact on our financial condition or results of operations and may create a risk of expensive delays or loss of value if a project is unable to function as planned due to changing requirements.
     On April 20, 2010, the Deepwater Horizon, a semisubmersible drilling rig owned by a competitor, exploded while working in the deepwater sector of the U.S. Gulf of Mexico, resulting in an oil spill. In response to this incident, the U.S. Secretary of the Interior on May 27, 2010, announced a moratorium on U.S. offshore deepwater drilling, which was enjoined by a U.S. district court on June 22, 2010. On July 12, 2010, the Secretary issued a revised moratorium, which is now the subject of litigation in the U.S. courts. In addition, the Bureau of Ocean Energy Management, Regulation and Enforcement (formerly known as the Minerals Management Service) has issued Notices to Lessees (NTLs) implementing new safety regulations and information requirements applicable to drilling operations in the Gulf of Mexico. These NTLs are also the subject of litigation in the U.S. courts. These NTLs adversely impact the ability of our customers to obtain necessary permits and approval on a timely basis and/or to continue operations uninterrupted under existing permits. As a result, both shallow water and deepwater drilling permits have been delayed. Compliance with the new regulatory requirements may result in interruption of operations and reduce revenues from our offshore operations. At July 26, 2010, we had nine rigs located in the U.S. Gulf of Mexico.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.
SELLING SECURITY HOLDERS
     The following table, as may be amended by supplements to this prospectus, sets forth the total number of shares of our common stock held by each selling stockholder as of the date of this prospectus and the number of shares of our common stock of each selling stockholder offered by this prospectus. No estimate can be given as to the number of shares of our common stock that each selling stockholder will own after the sale of any shares under this prospectus, because the selling stockholders may offer all, some or none of their respective shares. Except as noted in the table below, no selling stockholder named in the table below owns or will own more than 1% of our outstanding common stock before or after the offering.

	Number of Shares of Common	Number of Shares of Common
Name	Stock Beneficially Owned	Stock to be Offered

Skeie Holding AS	79,335	79,335
Trafalgar AS	177,153	177,153
H Partners LP	603,002	603,002
H Offshore Fund Ltd.	285,785	285,785
Larsen Invest AS	57,090	57,090
Goldman Sachs International	857,023	857,023
Arrowhawk Distressed Special Situations Ltd.	106,336	106,336
Access Securities LLC	89,149	89,149
Centaurus Small and Mid Cap International Risk Arbitrage Fund Ltd.	114,085	114,085
Tomoza AS	49,404	49,404
Pioneer Diversified High Income Trust	1,109	1,109
Pioneer High Income Trust	13,045	13,045
Pioneer Global High Yield	46,147	46,147
Pioneer Funds-Global High Yield (LUX)	1,958	1,958
     Each of the selling stockholders is a former Skeie security holder, a Norwegian public limited company, immediately prior to our acquisition of interests in Skeie. The term “selling stockholders” also includes persons who obtain common stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or in another private transaction.
     Except as set forth above, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or, insofar as we are aware, any of our predecessors or affiliates.

PLAN OF DISTRIBUTION
Resales by Selling Stockholders
     We are registering the shares of common stock on behalf of the selling stockholders pursuant to the terms of a Share Purchase Agreement, Pre-Acceptance Letters and any private transactions prior to the launch of the Exchange Offer entered into in connection with our acquisition of interests in Skeie.
     The term “selling stockholders” also includes persons who obtain common stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or in another private transaction.
Types of Sale Transactions
     The selling stockholders may sell the shares of common stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Sales of shares of our common stock by the selling stockholders may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):
•	through the New York Stock Exchange or any other securities exchange that quotes the common stock;

•	in the over-the-counter market;

•	in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);

•	in short sales (sales of shares completed by delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock; or

•	in a combination of any of the above transactions.
     Selling stockholders may enter into hedging transactions from time to time in which a selling stockholder may:
•	enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholder to close out its short positions;

•	sell common stock short itself and redeliver shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;

•	enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.
     Selling stockholders may use broker-dealers or other persons to sell their shares in transactions that may include one or more of the following:
•	a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
     Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of the shares of common stock by the selling stockholder, or the securities firm may purchase shares of our common stock from the selling stockholder as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.

     The selling stockholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.
     Instead of selling shares of common stock under this prospectus, the selling stockholders may sell shares of common stock in compliance with the provisions of Rule 144 or Regulation S under the Securities Act, if available.
Regulation M
     We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of common stock.
Prospectus Delivery Requirements
     Because a selling stockholder may be deemed an underwriter, the selling stockholders must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act. This might include delivery through the facilities of the New York Stock Exchange in accordance with Rule 153 under the Securities Act.
Indemnification
     The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock.
Expenses of this Offering
     We will pay all expenses in connection with the registration of the shares of common stock covered by this prospectus. In addition, the selling stockholders are responsible for all underwriting discounts and commissions and broker’s fees.
DESCRIPTION OF COMMON STOCK
     As of the date of this prospectus, we are authorized to issue up to 150,000,000 shares of common stock, $0.125 par value per share. As of June 30, 2010, we had 114,376,305 shares of common stock outstanding.
     The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Certificate of Incorporation and Bylaws.
Common Stock
     Holders of our common stock are entitled to one vote per share on all matters presented at any official meeting of Rowan stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election. Subject to the rights of holders of preferred stock, the holders of common stock are entitled to receive dividends in such amounts and at such times as may be declared by the board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, and subject to any prior rights of outstanding preferred stock, the holders of our common stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any preferred stock that may be outstanding. The common stock carries no preemptive rights and shares of common stock have no redemption, sinking fund or conversion privileges. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.
Provisions of Our Certificate of Incorporation and Bylaws
     Our Certificate of Incorporation provides that directors are to be elected in three classes of as nearly an equal number as possible for a term of three years each. Our Board of Directors is resolving to seek a stockholder vote to approve the declassification of our Board of Directors at our 2012 annual meeting of stockholders. If approved by our stockholders, beginning in 2013, any director standing for reelection would be elected for a one-year term. Our Bylaws provide that the board of directors shall fix the number of directors. Our Certificate of Incorporation provides that any newly created directorship resulting from an increase in the number of directors or a vacancy on the board shall be filled by vote of a majority of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining directors of the other two classes if there be no remaining member of the class in which the vacancy occurs. A director elected to fill a vacancy shall be elected for the remainder of the then present term of office of the class to which the director was elected. Our Bylaws also provide that special meetings of the stockholders may only be called by our board of directors, its chairman, its executive committee, our president or chief executive officer, and our Certificate of Incorporation provides that the stockholders may not act by written consent.
     The provisions of our Bylaws and Certificate of Incorporation as described in the previous paragraph may not be amended without the approval of holders of a majority of the outstanding shares normally entitled to vote in the election of directors.
Delaware Anti-Takeover Law
     As a Delaware corporation, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
     Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:
•	our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
     This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by this anti-takeover law. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.
LEGAL MATTERS
     The validity of the common stock offered in this prospectus has been passed upon for us by Latham & Watkins LLP, Houston, Texas.
EXPERTS
     The financial statements incorporated in this prospectus by reference from Rowan Companies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 and the effectiveness of Rowan Companies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 1. Other Expenses of Issuance and Distribution.
     The following table sets forth estimates of the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fee	$4,587.96	**
Blue Sky expenses, including legal fees*
Printing and engraving expenses*
Legal fees and expenses*
Trustee fees and expenses*
Rating agency fees*
Accounting fees and expenses*
Miscellaneous*

Total	$4,587.96

*	Fees and expenses are calculated based on the number of issuances and amount of securities offered. Because an indeterminate amount of securities are covered by this registration statement, the expenses are not currently determinable.

**	A SEC registration fee of $4,455.48 was previously paid.

Item 2. Indemnification of Directors and Officers.
Delaware Corporations
     Rowan Companies, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Rowan’s certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Rowan. As permitted by Section 102(b)(7) of the DGCL, Rowan’s certificate of incorporation provides that directors of Rowan shall have no personal liability to Rowan or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to Rowan or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

     Rowan has entered into indemnification agreements with its directors and certain of its officers that provide them with indemnification to the fullest extent permitted by Section 145 of the DGCL.
     Additionally, Rowan has also acquired and maintains director and officer liability insurance for the benefit of each of its directors and certain of its officers, which includes coverage for liability under the federal securities laws. These policies also include coverage for losses for wrongful acts and omissions and to ensure Rowan’s performance under the indemnification agreements.
Item 3. Exhibits.
     The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.
Item 4. Undertakings.
     A. The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
     provided, however, that paragraphs A(l)(a), A(1)(b) and A(1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and
     (b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     D. The undersigned registrant hereby undertakes:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 20, 2010.

ROWAN COMPANIES, INC.
By:	/s/ W. Matt Ralls
W. Matt Ralls
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Matt Ralls	President, Chief Executive Officer and Director	August 20, 2010
W. Matt Ralls	(Principal Executive Officer)

/s/ William H. Wells	Senior Vice President,	August 20, 2010
William H. Wells	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Gregory M. Hatfield	Vice President and Controller	August 20, 2010
Gregory M. Hatfield

*	Director	August 20, 2010
R.G. Croyle

*	Director	August 20, 2010
William T. Fox III

*	Director	August 20, 2010
Sir Graham Hearne

Signature	Title	Date

*	Director	August 20, 2010
Thomas R. Hix

*	Director	August 20, 2010
Robert E. Kramek

*	Director	August 20, 2010
Frederick R. Lausen

*	Chairman of the Board of Directors	August 20, 2010
H.E. Lentz

*	Director	August 20, 2010
Lord Moynihan

*	Director	August 20, 2010
P. Dexter Peacock

*	Director	August 20, 2010
John J. Quicke

*	By:	/s/ Melanie M. Trent
Melanie M. Trent
Attorney-in-fact August 20, 2010

EXHIBIT INDEX

Exhibit
No.	Exhibit

3.1	Restated Certificate of Incorporation of the Company, dated February 17, 1984 (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-84369 on Form S-8) and the Certificates of Designation for the Company’s Series A Preferred Stock (and Certificate of Correction related thereto) (incorporated by reference to Exhibit 4.8 to Registration Statement No. 333-84369 on Form S-8), Series B Preferred Stock (incorporated by reference to Exhibit 4d to Form 10-K for the year ended December 31, 1999), Series D Preferred Stock (incorporated by reference to Exhibit 4.11 to Registration Statement No. 333-82804 on Form S-3 filed on February 14, 2002), and Series E Preferred Stock (incorporated by reference to Exhibit 4.12 to Registration Statement No. 333-82804 on Form S-3 filed on February 14, 2002) and as amended by the Certificate of Amendment to Restated Certificate of Incorporation of Rowan Companies, Inc. dated April 29, 2010 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated April 29, 2010).

3.2	Amended and Restated Bylaws of Rowan Companies, Inc., effective as of April 29, 2010 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K dated April 29, 2010).

4.1	Certificate of Change of Address of Registered Office and of Registered Agent dated July 25, 1984, incorporated by reference to Exhibit 4.4 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491).

4.2	Specimen Common Stock certificate, incorporated by reference to Exhibit 4k to Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-5491).

5.1*	Opinion of Latham & Watkins LLP regarding legality of the securities being registered.

5.2*	Opinion of Latham & Watkins LLP regarding legality of the securities being registered.

23.1**	Consent of Deloitte & Touche LLP.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 and Exhibit 5.2).

24.1*	Powers of Attorney (included as a part of the signature page of the Registration Statement).

*	Previously filed.

**	Filed herewith.